UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2024

Estrella Immunopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40608	86-1314502
(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 370 Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

(510) 318-9098

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ESLA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ESLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2024, Estrella Immunopharma, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Dr. Cheng Liu, who serves as the Director, President, and Chief Executive Officer of the Company. The Agreement is effective as of November 1, 2024 (the “Effective Date”) and will continue until terminated in accordance with the terms outlined herein. Dr. Liu’s employment is “at will,” allowing either party to terminate the employment relationship at any time.

The Agreement, which has been approved by both the Audit and Compensation Committees of the Board, provides for an annual base salary of $250,000, payable in accordance with the Company’s regular payroll practices, subject to applicable taxes and withholdings. Additionally, Dr. Liu will be eligible for an annual cash bonus determined by the Compensation Committee, based on financial, operational, and individual performance metrics, with the target bonus expressed as a percentage of his base salary.

During the term of employment, Dr. Liu will also be eligible to receive annual grants of incentive equity awards, with the terms determined by the Compensation Committee in accordance with the Company’s incentive plans. The Company will reimburse Dr. Liu for reasonable business expenses incurred in the performance of his duties, subject to the Company’s reimbursement policies.

The Agreement specifies the terms of termination, including provisions for involuntary termination by the Company for cause or without cause, as well as termination initiated by Dr. Liu. Upon termination, Dr. Liu will be entitled to receive any accrued obligations and certain severance payments as detailed in the Agreement. The severance benefits vary based on the circumstances of termination, particularly in connection with a change in control.

For more details regarding the terms of the Agreement, please refer to the full text of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Estrella Immunopharma, Inc. and Dr. Cheng Liu, dated November 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTRELLA IMMUNOPHARMA, INC.

Date: November 7, 2024
	By:	/s/ Cheng Liu
	Name:	Cheng Liu
	Title:	Chief Executive Officer

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